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                                  EXHIBIT 11.2
                   BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------
                  (amounts in thousands, except per share data)
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                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                                 -------------------------
                                                                                     1997          1996
                                                                                   --------      --------
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PRIMARY EARNINGS PER SHARE

 Net income attributable to common stock                                            $13,116      $ 10,125
                                                                                    =======      ========
 Weighted average number of common shares outstanding                                28,991        26,327
                                                                                    =======      ========
 Primary earnings per share                                                         $  0.45      $   0.38
                                                                                    =======      ========
ADDITIONAL PRIMARY COMPUTATION

 Net income attributable to common stock                                            $13,116      $ 10,125
                                                                                    =======      ========
Shares:
 Weighted average number of common shares outstanding                                28,991        26,327
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                           1,849         2,196
                                                                                    -------      --------
Primary weighted average number of common shares outstanding as adjusted             30,840        28,523
                                                                                    =======      ========
 Primary earnings per share                                                         $  0.43      $   0.35
                                                                                    =======      ========

ASSUMING FULL DILUTION

 Net income attributable to common stock                                            $13,116      $ 10,125
                                                                                    =======      ========
Shares:
 Weighted average number of common shares outstanding                                28,991        26,327
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
   proceeds from exercise of such options                                             1,849         3,341
                                                                                    -------      --------
   Weighted average number of common shares outstanding as adjusted                  30,840        29,668
                                                                                    =======      ========

Earnings per common share assuming full dilution                                    $  0.43      $   0.34
                                                                                    =======      ========
ADDITIONAL FULLY DILUTED COMPUTATION

Additional adjustment to net income as adjusted per fully
   diluted computation above:
   Net income attributable to common stock                                          $13,116      $ 10,125
   Add after tax interest expense attributable to convertible notes                       0           (71)
   Add after tax interest expense attributable to convertible debentures                  0           128
                                                                                    -------      --------
      Net income as adjusted                                                        $13,116      $ 10,182
                                                                                    =======      ========

Additional adjustment to weighted average number of shares
  outstanding:
  Weighted average number of common shares outstanding                               28,991        26,327
  Add shares assuming conversion of convertible debentures                                0           384
  Add shares assuming conversion of convertible notes                                     0            45
  Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                           1,849         3,341
                                                                                    -------      --------
     Weighted average number of common shares outstanding as adjusted                30,840        30,097
                                                                                    =======      ========
Earnings per common share assuming full dilution                                    $  0.43      $   0.34
                                                                                    =======      ========
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